Exhibit 99.5

United Pet Group, Inc.

Consolidated Balance Sheets (Unaudited)

June 30, 2004 and December 31, 2003

(In Thousands, Except Share and Per Share Amounts)

	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$3,344	$10,306
Accounts receivable - trade, net of allowances of $3,668 and $3,087, respectively	25,013	24,915
Inventory, net	40,479	31,209
Prepaid expenses and other current assets	2,115	3,188
Deferred income taxes	3,982	4,295

Total current assets	74,933	73,913

Property and equipment, net	23,041	22,555
Other assets, noncurrent	3,262	1,493
Deferred income taxes	1,514	3,307
Deferred financing costs	1,587	1,962
Goodwill	50,937	50,309
Intangible assets, net	30,785	13,140

Total assets	$186,059	$166,679

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$9,388	$8,242
Accrued expenses	13,585	14,735
Borrowings under revolver	15,500	—
Notes payable, current portion	8,994	10,765
Warrant obligation	8,407	1,958

Total current liabilities	55,874	35,700

Notes payable	75,433	79,471
Note payable - related party	5,000	5,000
Other liabilities	346	141

Total liabilities	136,653	120,312

Commitments and contingencies (Note 15)
Redeemable Preferred Stock:
Redeemable preferred stock; $0.01 par value;
Class A authorized 697,000 shares, none issued and outstanding at June 30, 2004 and December 31, 2003, respectively	—	—
Class B authorized 2,428,618 shares; none issued and outstanding at June 30, 2004 and December 31, 2003, respectively	—	—
Convertible participating preferred stock; $0.01 par value;
Class A authorized 1,742,449 shares; 1,742,449 issued and outstanding at June 30, 2004 and December 31, 2003, respectively	43,000	43,000
Class B authorized 679,072 shares; 679,072 issued and outstanding at June 30, 2004 and December 31, 2003, respectively	20,000	20,000
Class C authorized 63,942 shares; 60,254 issued and outstanding at June 30, 2004 and December 31, 2003, respectively	1,225	1,225

Total redeemable preferred stock	64,225	64,225

Stockholders’ Equity (Deficit):
Common stock: $0.01 par value;
Common authorized 5,000,000 shares; 993,222 and 965,722 issued and outstanding at June 30, 2004 and December 31, 2003, respectively	11	10
Class A authorized 500,000 shares; 23,000 issued and outstanding at June 30, 2004 and December 31, 2003, respectively	—	—
Additional paid-in capital	2,748	1,495
Accumulated deficit	(15,221)	(17,791)
Accumulated other comprehensive income	27	104
Receivable from stockholders	(2,384)	(1,676)

Total stockholders’ equity (deficit)	(14,819)	(17,858)

Total liabilities and stockholders’ equity (deficit)	$186,059	$166,679

The accompanying notes are an integral part of these consolidated financial statements.

United Pet Group, Inc.

Consolidated Statements of Operations and Comprehensive Income (Unaudited)

For the Six Months Ended June 30, 2004 and 2003

(In Thousands)

	Six months ended June 30,
	2004	2003
Net sales	$122,204	$100,090
Cost of goods sold	77,269	65,510

Gross profit	44,935	34,580

Operating expenses:
Selling, general and administrative	25,568	22,228
Research and development	1,322	1,343
Facility closure costs	—	92
Non-capitalizable transaction related costs	—	190

Total operating expenses	26,890	23,853

Income from operations	18,045	10,727

Other income (expense):
Interest expense, including change in warrant obligation	(10,399)	(3,854)
Other income, net	108	76

Income before income taxes	7,754	6,949

Provision for income taxes	5,184	2,913

Net income	2,570	4,036

Unrealized loss on hedge activities (net of tax benefit of $47)	(77)	—

Comprehensive income	$2,493	$4,036

The accompanying notes are an integral part of these consolidated financial statements.

United Pet Group, Inc.

Consolidated Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2004 and 2003

(In Thousands)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net income	$2,570	$4,036
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,615	1,963
Deferred income taxes	1,478	—
Fair market value adjustment for warrant obligations	6,449	471
Changes in assets and liabilities, net of effects of business acquisitions:
Accounts receivable	1,280	927
Inventory	(8,322)	(3,551)
Prepaid expenses and other current assets	1,003	(605)
Accounts payable	609	(1,925)
Accrued expenses and other liabilities	(686)	1,950

Net cash provided by operating activities	6,996	3,266

Cash flows from investing activities:
Purchases of property and equipment	(2,018)	(2,291)
Business acquisition, net of cash received	(20,945)	(12,649)
Purchase of other assets, noncurrent	(686)	(71)

Net cash used in investing activities	(23,649)	(15,011)

Cash flows from financing activities:
Deferred financing costs	—	(717)
Proceeds from line of credit	15,500	—
Proceeds from notes payable	—	15,000
Repayments of notes payable	(5,809)	(6,618)

Net cash provided by financing activities	9,691	7,665

Net decrease in cash	(6,962)	(4,080)

Cash at beginning of period	10,306	10,178

Cash at end of period	$3,344	$6,098

Noncash financing activities:
Recording of goodwill and deferred tax asset related to Pets ‘N People, Inc. (Note 7)	$628	$—

Net issuance of restricted stock awards in exchange for notes receivable	$708	$—

The accompanying notes are an integral part of these consolidated financial statements.

UNITED PET GROUP, INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In Thousands, Except Share Amounts)

Unaudited

1. Description of Business and Basis of Presentation

United Pet Group, Inc. (the “Company”) is a manufacturer and marketer of aquatics products and specialty pet supply products for birds, small animals, dogs and cats. The Company reports financial results as one operating unit and sells its products primarily to distributors and retailers in the United States.

The accompanying consolidated financial statements include the accounts and balances of the Company and its majority-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, certain information and footnote disclosures typically included in the Company’s annual consolidated financial statements have been condensed or omitted for this report. As such, this report should be read in conjunction with the Company’s annual consolidated financial statements and accompanying notes as of and for the year ended December 31, 2003.

The accompanying consolidated financial statements are unaudited. In the opinion of management, such statements include all adjustments, which consist of only normal recurring adjustments, necessary for fair presentation of the results for the periods presented. Interim results are not necessarily indicative of results for a full year. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of APB No. 25, “Accounting for Stock Issued to Employees,” and complies with the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure.” Under APB No. 25, compensation cost, if any, is recognized over the respective vesting period based on the excess, if any, on the date of grant, of the fair value of the Company’s common stock over the grant price. No compensation expense was recorded for the six month periods ended June 30, 2004 and 2003. Had the Company applied the provisions set forth in SFAS No. 123, the Company’s net income would not be materially different from the amount presented for the six month periods ended June 30, 2004 and 2003.

3. Acquisition

On January 1, 2004, the Company completed its acquisition of substantially all of the assets and business of Dingo Brand, LLC (“Dingo”). The purchase price was $20,389 in cash plus related expenses of $626. The Company financed the acquisition with available cash and borrowings under its revolving credit facility. The purchase agreement includes a contingent payment provision that could result in additional purchase consideration of up to $6,000 subject to the attainment of specified sales levels of Dingo’s products as defined. The Company is in the process of obtaining an independent appraisal of the value of the acquired trademarks and patents. The acquired business sells and distributes a line of dog chew and treat products. The purchase price has been preliminarily allocated as follows:

Cash	$100
Accounts receivable	1,378
Inventories	948
Prepaids	7
Patents	12,728
Trade names	6,364
Other intangibles	70
Property, plant and equipment	28
Accounts payable	(537)
Accrued expenses	(71)

$21,015

The acquired patents are being amortized on a straight-line basis over their remaining lives, which range from 13 years to 20 years. Trade names are being amortized on a straight-line basis over their estimated useful lives of 30 years.

4. Inventory

Inventory consists of the following at June 30, 2004 and December 31, 2003:

	2004	2003
Raw materials and work-in-process	$24,470	$19,794
Finished goods	19,362	14,092

	43,832	33,886
Less: Reserve for obsolescence	(3,353)	(2,677)

Inventory, net	$40,479	$31,209

5. Property and Equipment

Property and equipment consist of the following at June 30, 2004 and December 31, 2003:

	Depreciation Lives	2004	2003
Land, buildings and improvements	20-40 years	$7,155	$6,422
Machinery and equipment	3-10 years	29,004	27,737
Office furniture and equipment	3-10 years	7,735	7,321
Leasehold improvements	Lease term (incl. renewals)	4,990	4,832
Construction in progress	—	1,315	1,535

		50,199	47,847

Less accumulated depreciation and amortization		(27,158)	(25,292)

Property and equipment, net		$23,041	$22,555

Depreciation expense related to property and equipment was $1,560 and $1,468 for the six months ended June 30, 2004 and 2003, respectively.

6. Deferred Financing Costs

Deferred financing costs consist of costs associated with establishment of the Company’s credit facilities on July 29, 1999 and various subsequent amendments to those facilities, and those costs associated with the revisions to the credit agreement made in 2003. Such costs are being amortized on a straight-line basis over the term of the related debt. Deferred financing fees net of accumulated amortization were $1,587 and $1,962 at June 30, 2004 and December 31, 2003, respectively. Amortization expense of $375 and $242 for the six months ended June 30, 2004 and 2003, respectively, was charged to interest expense.

7. Goodwill

The Company records goodwill in accordance with the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” which eliminates the amortization of goodwill as of the effective date of adoption. In addition, SFAS No. 142 requires goodwill be evaluated annually for impairment for each reporting unit. The Company determined that its reporting units are the respective operating locations. The Company performed its annual impairment assessment as of December 31, 2003 and those tests indicate that none of the goodwill for any of its reporting units is impaired. For purposes of the impairment test, the fair value of the reporting units is estimated using a multiple of earnings before interest, taxes, depreciation and amortization.

The changes in the carrying amount of goodwill are as follows:

Balance as of December 31, 2002	$43,498

Goodwill related to the Pets ‘N People, Inc., acquisition	6,811

Balance as of December 31, 2003	50,309

Additional goodwill related to the Pets ‘N People, Inc., acquisition	628

Balance as of June 30, 2004	$50,937

The additional goodwill related to the Pets ‘N People, Inc. acquisition resulted primarily from the requirement to convert Pets ‘N People, Inc., from a cash-basis taxpayer to an accrual-basis taxpayer. This method change resulted in the recording of a deferred tax liability of $628 and corresponding goodwill of $628.

8. Intangible Assets

Intangible assets consist of the following at June 30, 2004 and December 31, 2003:

	2004	2003
Trade names and patents (15-30 year life)	$33,075	$14,677
Less accumulated amortization	(2,944)	(2,518)

	30,131	12,159

Non-compete agreement (24 month life)	1,308	1,308
Less accumulated amortization	(654)	(327)

	654	981

Intangible assets, net	$30,785	$13,140

Intangible assets are being amortized on a straight-line basis over the lives noted above. Amortization expense related to intangible assets was $680 and $253 for the six months ended June 30, 2004 and 2003, respectively.

9. Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and debt obligations approximate fair value.

The Company accounts for foreign exchange contracts using SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. SFAS No. 133, as amended, defines derivatives, requires that derivatives be carried at fair value on the balance sheet, and provides for hedge accounting when certain conditions are met. Changes in the fair value of derivative instruments designated as “cash flow” hedges, to the extent the hedges are highly effective, are recorded in other comprehensive income, net of related tax effects. The ineffective portion of the cash flow hedge, if any, is recognized as current-period earnings. Other comprehensive income is reclassified to current-period earnings when the hedged transaction affects earnings. The Company assesses, both at inception of the hedge and on an ongoing basis, whether derivatives used as hedging instruments are highly effective in offsetting the changes in the fair value or cash flow of hedged items. If it is determined that a derivative is not highly effective as a hedge or ceases to be highly effective, the Company discontinues hedge accounting prospectively. At December 31, 2003, the company has entered into a forward contract that has been designated as a cash flow hedge. The contract runs through December 2004 and requires monthly purchases of Euros at stated monthly rates to be used in the purchase of inventory. The contract was marked to market at June 30, 2004 resulting in an asset of $49, and December 31, 2003 resulting in an asset of $173. This asset has been included in other current assets.

10. Accrued Expenses

Accrued expenses consist of the following at June 30, 2004 and December 31, 2003:

	2004	2003
Compensation and related benefits	$4,916	$6,144
Casualty and insurance	2,239	2,396
Other	6,430	6,195

Accrued expenses	$13,585	$14,735

11. Line of Credit

On June 13, 2003, in connection with the Company’s acquisition of Pets ‘N People, Inc., the Company amended its existing Credit Agreement to provide for borrowings of $15,000 under a new Term Loan C and increased its revolving line of credit to $24,500. At June 30, 2004, the outstanding balance under the line of credit was $15,500 with interest rates ranging from 4.55% to 6.00%. At December 31, 2003, the Company had no outstanding borrowings under the revolving line of credit. Interest is payable at LIBOR or the base rate plus the applicable margin, as defined in the Credit Agreement. The revolving line of credit expires in July 2005.

The Credit Agreement is collateralized by substantially all of the Company’s assets. Under the terms of the Credit Agreement, the Company is required to maintain certain financial ratios and other financial conditions. The Credit Agreement also restricts the Company from incurring certain additional indebtedness, or selling substantial assets, and limits certain investments, capital expenditures and stockholder loans. At June 30, 2004 and December 31, 2003, the Company was in compliance with its financial covenants under the Credit Agreement.

12. Notes Payable

Notes payable consist of the following June 30, 2004 and December 31, 2003:

	2004	2003
Term Loan A at 4.59% (LIBOR + 3.25%), interest payable in periodic installments. Principal payable in increasing quarterly installments, final maturity July 2005.	$8,465	$13,641

Term Loan B at 4.84% (LIBOR + 3.50%), interest payable in periodic installments. Principal payable in increasing quarterly installments, final maturity July 2006.	36,218	36,670

Term Loan C at 5.09% (LIBOR + 3.75%), interest payable in periodic installments. Principal payable in increasing quarterly installments, final maturity July 2006.	14,744	14,925

Note payable, senior subordinated debt, interest payable in semi-annual installments at 12.0%, due July 2007.	25,000	25,000

Total	84,427	90,236

Less current portion	(8,994)	(10,765)

Long-term portion	$75,433	$79,471

13. Warrants

At June 30, 2004 and December 31, 2003, warrants to purchase approximately 160,000 shares of the Company’s common stock were outstanding. The warrants were issued to the note holders of the senior subordinated debt in connection with the respective financing arrangement. The warrants are exercisable through June 29, 2009 at an exercise price of $.01 per share and include certain call options and put rights, as further defined in the applicable warrant purchase agreement.

The warrants can be put to the Company at fair value anytime subsequent to June 2004. Interest expense has been recorded to adjust the warrant obligation liability to estimated fair value in accordance with the guidance of EITF 00-19. At June 30, 2004 and December 31, 2003, the Company has accrued $8,407 and $1,958, respectively, in warrant obligations for the value of the warrants. Interest expense related to the warrants was $6,449 and $471 for the six-month periods ended June 30, 2004 and 2003, respectively.

14. Notes Payable - Related Party

The Company has an unsecured note payable to a shareholder who is a member of the board of directors. The note is subordinated to the bank debt and to the senior subordinated notes. Interest is payable semi-annually at 10% per annum. The note is payable on January 2008.

15. Contingency - Litigation

The Company is involved from time to time in routine legal matters and other claims incidental to its business. When it appears probable in management’s judgment that the Company will incur monetary damages or other costs in connection with such claims and proceedings, and such costs can be reasonably estimated, liabilities are recorded in the consolidated financial statements and charges are recorded to results of operations. Management believes that it is remote the resolution of such matters and other incidental claims will have a material adverse impact on the Company’s consolidated financial position, results of operations or liquidity.

16. Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash equivalents and trade accounts receivable. The Company maintains cash and cash equivalents with various domestic financial institutions. From time to time, the Company’s cash balances with any one financial institution may exceed Federal Deposit Insurance Corporation insurance limits.

As of June 30, 2004 and December 31, 2003, three customers comprised in the aggregate 72% and 64% of accounts receivable. For the six month periods ended June 30, 2004 and 2003, these customers comprised in the aggregate 63% and 66% of sales. For the six-month periods ending June 30, 2004 and 2003, each of these customers comprised more than 10% of sales.

17. Subsequent Event

On July 30, 2004, the Company merged with a subsidiary of United Industries Corporation (“United”) under an Agreement and Plan of Merger dated June 14, 2004, in exchange for cash consideration of $360 million (adjusted for minimum net working capital as defined in the Agreement and Plan of Merger) at which time the Company became a 100% owned subsidiary of United. At the time of the acquisition, all outstanding bank debt was repaid in full and credit facilities described in Notes 11, 12 and 14 were retired. All warrant holders were paid the fair value of their common stock as of the closing date, net of any exercise price (see Note 13). All fully-vested, exercisable stock options as of the closing date were exercised. All receivables from stockholders and related interest were satisfied as of the closing date. Preferred stockholders were paid their liquidity preference as of the closing date.